UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2010

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On April 26, 2010 (the “Effective Date”), P&F Industries, Inc. (the “Registrant”) established a deferred compensation plan (“the 2010 CEO Deferred Compensation Plan”) with respect to Richard A. Horowitz, the Registrant’s Chairman, Chief Executive Officer and President (“Mr. Horowitz”).  Pursuant to the Plan, a portion of Mr. Horowitz’s Base Salary under, and as defined in, the Amended and Restated Employment Agreement between Mr. Horowitz and the Registrant, dated December 19, 2008 (the “Employment Agreement”) that is in excess of the annual rate of $750,000 and that is earned for services performed by Mr. Horowitz during the period from the Effective Date through December 31, 2010 (the “Deferral Period”) and an additional amount of $11,015.62 during the Deferral Period for services performed by Mr. Horowitz during the period from the Effective Date through May 15, 2010, would be deferred.  Pursuant to the plan, such deferred amounts would be paid to Mr. Horowitz in a lump sum on January 2, 2012, less any applicable withholding taxes.  Mr. Horowitz elected to participate in the Plan on the Effective Date.

Item 8.01.             Other Events.

On April 28, 2010, the Registrant received a letter from The NASDAQ Stock Market stating that the Company has regained compliance with the NASDAQ Listing Rule 5250(c)(1) because on April 27, 2010 the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1                        P&F Industries, Inc.  2010 CEO Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: April 30, 2010

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer